UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2025

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry Into a Material Definitive Agreement

On December 6, 2025, Proteomedix AG, a Swiss Company (“Proteomedix”), a wholly-owned subsiairy of Onconetix, Inc. (the “Company”), entered into an amendment (the “Amendment”) of the license agreement with Laboratory Corporation of America Holdings (“Labcorp”) dated as of March 27, 2023, by and between the Company and Labcorp (the “Agreement”), pursuant to which Labcorp has the exclusive right to develop and commercialize Proclarix and other products developed by Labcorp using Proteomedix’s intellectual property covered by the license in the United States (the “Licensed Products”). Pursuant to the Agreement, Labcorp is obligated to pay royalties on the net sales of any Licensed Products, as well as certain milestone payments.

The Amendment provides for a new validation study to be conducted by Labcorp for Proclarix, titled Prostate Cancer Risk Identification in a Multi-Ethnic Cohort: A Prospective U.S.-Based Multi-Center Validation Study of Proclarix (the “PRIME Study”). Pursuant to the Amendment, Labcorp will not be required to pay any royalties or milestone payments in connection with its use of the risk calculator for purposes of the PRIME Study. The Company will compensate Labcorp with specified milestone-based payments for conducting the PRIME Study of up to $300,000 in the aggregate and will bear all associated costs and expenses. Mid-five figure milestone payments will be made as subjects are enrolled, commencing on the effective date of the PRIME Study and to be paid for every additional batch of subjects enrolled. If the final milestone tier is not reached, the Company must pay Labcorp a fixed amount per subject enrolled beyond the last milestone tier that was paid. All payments are due within thirty (30) days of each invoice.

Pursuant to the Amendment, Labcorp is also required to provide the Company with the results of each clinical study conducted by Labcorp upon completion; however, the Company may not use or disclose such results to any third party without Labcorp’s prior consent.

The foregoing descriptions are qualified in their entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	First Amendment to License Agreement between Proteomedix AG and Laboratory Corporation of America Holdings, dated December 6, 2025#
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain portions of this exhibit (indicated by “[***]” have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as the Company has determined they (1) are not material and (2) are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

December 10, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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